DE JOYA & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123
Telephone: 702.938.0493
Facsimile: 702.920.8049





We hereby consent to the incorporation by reference in the aforgoing Amendment No. 4 to Form SB-2 Registration, relating to the audited financial statements of Aptus Corp. for the year ended December 31, 2003 and the reviewed financial statements for the three months ended March 31, 2004.




De Joya & Company
Certified Public Accountants



Las Vegas, NV
June 25, 2004